CONSENT
of
GLEASON ENGINEERING

The Board of Directors
QUEST OIL CORPORATION
(An Exploration Stage Company)

We consent to the use in Form SB-2/A-3 of our Report dated September 1, 2005.

GLEASON ENGINEERING

Arlington, Texas

March 10, 2006